           THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
           --------------------------------------------------------

          THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is entered into among AMERISOURCE CORPORATION, a Delaware corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the State of New York ("GE Capital"), Co-Agents (as defined in the Credit Agreement, as defined below), and each of the other lenders thereunder (collectively, the "Lenders" and each, a "Lender"), GE Capital and BANKERS TRUST COMPANY, a corporation organized under the banking laws of the State of New York ("BTCo"), as managing agents, BTCo, as the issuing lender, and GE Capital, as the administrative agent for Lenders (in such capacity, "Agent"), as of November 27, 1995, with reference to the following facts:

                                    RECITALS
                                    --------

     A. Borrower, GE Capital, individually and in its capacities as a managing agent and Agent, BTCo, individually and in its capacities as a managing agent and the issuing lender, Co-Agents, and each of the other Lenders, have entered into that certain Amended and Restated Credit Agreement dated as of December 13, 1994, as amended by that certain First Amendment to Credit Agreement dated as of February 10, 1995 and that certain Second Amendment to Credit Agreement dated as of September 30, 1995 (as amended, the "Credit Agreement"), pursuant to which Lenders agreed to make certain financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined in this Amendment, (i) capitalized terms used herein shall have the meanings given to them in the Credit Agreement, and (ii) references to sections and subsections shall refer to sections or subsections of the Credit Agreement.

     B. Borrower has requested that Lenders make certain amendments to, and consent to certain matters under, the Credit Agreement, and Lenders are willing to do so subject to the terms and conditions set forth in this Amendment.

          NOW, THEREFORE, in consideration of the continued performance by Borrower of its promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:


                                 A G R E E M E N T
                                 - - - - - - - - -

     1.  INCORPORATION OF CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.
         ----------------------------------------------------------
Except as expressly modified under this Amendment, all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference, and the obligations of Borrower under the Credit

Agreement and the other Loan Documents are hereby acknowledged, confirmed and ratified by Borrower.

     2.   AMENDMENTS TO CREDIT AGREEMENT.
          ------------------------------

          2.1 Section 5.1(c) of the Credit Agreement is hereby amended to delete the first parenthetical, and the following is substituted therefor:

          (other than, at any time after there has been a public offering of the Stock of Borrower or Parent, for any Fiscal Quarter ending September
          30)

          2.2 Section 5.1(c) of the Credit Agreement is hereby amended to delete the following language:

          and (iv) a statement reconciling Borrower's internally-prepared monthly financial statements with the quarterly reports filed by Borrower with the Securities and Exchange Commission.

          2.3 Section 5.1(d) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

               (d) Within 90 days after the close of each Fiscal Year, a copy of the annual audited financial statements of Parent and its Subsidiaries, on a consolidated basis, consisting of balance sheet and statements of income, retained earnings and cash flow, setting forth in comparative form the figures for the previous Fiscal Year, which financial statements shall be prepared in accordance with GAAP, certified without qualification by the Auditors and accompanied by (i) a statement in reasonable detail showing the calculations used in determining Borrower's compliance with the Financial Covenants and calculations of the Interest Coverage Ratio and Total Debt to EBITDA Ratio, (ii) a report from the Auditors to the effect that in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default had occurred, (iii) a certification of the chief executive officer, chief accounting officer, or chief financial officer of each of Parent and Borrower that, to his or her knowledge, after due inquiry, all such financial statements are complete and correct and present fairly in accordance with GAAP the financial position, the results of operations and the changes in financial position of Parent and its subsidiaries, on a consolidated basis, as at the end of such Fiscal Year and for the period then ended and specifying wheither, to his or her knowledge, after due inquiry, there was any Default or Event of Default in existence as of such time, and (iv) if the generally accepted accounting principles in the United States of America as adopted by Parent or Borrower at any time differ from the generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994, then a written statement from the chief executive officer, chief accounting officer, or chief financial officer of each of Parent and Borrower setting forth the changes, if any, that would have resulted to the calculations described in clause (i) of this SECTION 5.1(D) if the financial statements described in this SECTION 5.1(D) had been prepared without giving effect to such accounting change.

          2.4 Section 5.1(e) of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

          (e) Within 90 days after the end of any Fiscal Quarter ending September 30 (at any time after there has been a public offering of the Stock of Borrower or Parent), (i) a copy of the unaudited balance sheets of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and a management letter, each prepared in accordance with GAAP (subject to normal year end adjustments and the inclusion of footnotes), setting forth in comparative form in each case (A) the previously projected figures for such period and (B) the figures from the same period for the immediately prior Fiscal Year, accompanied by
          (I) a statement in reasonable detail showing (x) the calculations used in determining Borrower's compliance with the Financial Covenants and calculations of the Interest Coverage Ratio and Total Debt to EBITDA Ratio, and (y) the calculations used in determining the amounts added to the Dividend/Acquisition Basket, together with a summary of each transaction (including the Acquisition Purchase Price for such transaction), in which amounts from the Dividend/Acquisition Basket were utilized, and (II) the certification of the chief executive officer, chief accounting officer, or chief financial officer of Borrower that all such financial statements are, to his or her knowledge, after due inquiry, complete and correct and present fairly in accordance with GAAP (subject to normal year end adjustments and the inclusion of footnotes), the financial position and the results of operations of Borrower, on a Consolidated and consolidating basis, and the Consolidated Borrower Group as at the end of such Fiscal Quarter and for the period then ended, and specifying whether, to his or her knowledge, after due inquiry, there was any Default or Event of Default in existence as of such time, and
          (ii) if the generally accepted accounting principles in the United States of America as adopted by Borrower at any time differ from the generally accepted accounting principles in the United States of America as adopted by Borrower on September 30, 1994, then a written statement from the chief executive officer, chief accounting officer, or chief financial officer of Borrower setting forth the changes, if any, that would have resulted to the calculations described in clause
          (i)(B)(I) of this SECTION 5.1(E) if the financial statements described in this SECTION 5.1(E) had been prepared without giving effect to such accounting change.

          2.5 Clause (a) of Section 7.14 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

          (a) to pay dividends or make advances to Parent (i) to enable Parent to pay current cash interest to the holders of the Subordinated Parent Notes, (ii) to allow Parent to redeem Subordinated Parent Notes or repurchase Subordinated Parent Notes on the open market, and (iii) to enable Parent to make distributions to its Stockholders; provided,
                                                                   --------
          that (x) except as described in clause (y) below, the Interest Coverage Ratio (adjusted to include payment of the proposed dividend as if that dividend were an interest expense), exceeds 2.5 to 1.0 for the Testing Period, (y) with respect to those dividends or advances described in clause (i) above, the Interest Coverage Ratio (adjusted to include payment of the proposed dividend as if that dividend were an interest expense), exceeds 2.5 to 1.0 for the Rolling Period (I) ending on March 31 of any Fiscal Year, if such payment is to be made on July 15 of such Fiscal Year, and (II) ending on September 30 of any Fiscal Year, if such payment is to be made on January 15 of the immediately succeeding Fiscal Year, and (z) the amount of such dividends that is permitted shall be limited to the then available Dividend/Acquisition Basket; and provided further, that
                                       --- -------- -------
          notwithstanding the foregoing, (I) Borrower shall not, in any event, permit Parent to use such dividends to make distributions to Parent's Stockholders unless a Qualified Borrower Public Offering or Qualified Parent Public Offering has been completed, and (II) the aggregate amount of the dividends to Parent's

          Stockholders shall not, in any event, exceed 20% of the available amount under the Dividend/Acquisition Basket;

          2.6 Section 7.20 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

               7.20 Capital Expenditures.  The Consolidated Borrower Group shall
                    --------------------
          not make aggregate Capital Expenditures in excess of the amounts set forth below for the Fiscal Year corresponding thereto:

                     Fiscal Year                   Amount
                     -----------                   ------
                     1996                          $16,000,000
                     1997                          $17,000,000
                     1998                          $19,000,000
                     1999                          $21,000,000

          provided, as a carry-forward, Capital Expenditures for any Fiscal Year
          --------
          may be increased by the lesser of (a) one-half of the amount listed above for the immediately preceding Fiscal Year, and (b) the amount not expended for such preceding Fiscal Year and without giving effect to any increase to the amount permitted during such preceding Fiscal Year pursuant to this Section; and provided further, that for purposes
                                         --- -------- -------
          of this proviso, Capital Expenditures shall not include the cost of repair or replacement of any fixed assets or improvements as a result of a casualty loss, to the extent paid or reimbursed from insurance or from any other Person. The parties to this Agreement acknowledge that, during the Fiscal Year ending September 30, 1995, Borrower is entitled to a carry-forward of $3,300,000 relating to the Fiscal Year ending September 30, 1994 and that such amount is otherwise subject to the terms of this SECTION 7.20.

     3.   CONSENT.  Notwithstanding any contrary term or provision set forth in
          -------
the Credit Agreement or the other Loan Documents, Lenders hereby consent, subject to the terms and conditions set forth below, to the following:

          (a) the change of the corporate name of Borrower's Subsidiary, Health Services Plus, Inc., to "AmeriSource Health Services Corporation"; and

          (b) Borrower's entering into a sale-leaseback with Gelco Corporation, a Minnesota corporation, doing business as GE Capital Fleet Services, on substantially the same terms as the Master Lease Agreement, a copy of which is attached hereto as Exhibit A.
                           ---------

As a result of this Amendment, the foregoing matters shall be permitted under the Credit Agreement and the other Loan Documents and shall not be a breach or default thereunder.

     4.   CONDITIONS OF EFFECTIVENESS.  This Amendment shall become effective
          ---------------------------
upon satisfaction of each of the following conditions:

               (a) Agent shall have received copies of this Amendment that, when taken together, bear the signatures of Borrower and Requisite Lenders; and

               (b) Agent shall have received a copy of the accompanying Guarantor Consents executed by Parent, AmeriSource Health Services Corporation (formerly known as Health Services Plus, Inc.) and Health Services Capital Corporation.

     5.   ENTIRE AGREEMENT.  This Amendment, together with the Credit Agreement
          ----------------
and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect.

     6.   REPRESENTATIONS AND WARRANTIES.  Borrower hereby represents and
          ------------------------------
warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) Borrower has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.

     7.   MISCELLANEOUS.
          -------------

          7.1  Counterparts.  This Amendment may be executed in identical
               ------------
counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Any Lender delivering this Amendment by facsimile shall send the original manually executed counterpart of this Amendment to Agent's counsel promptly after such facsimile transmission.

          7.2  Headings.  Section headings used herein are for convenience of
               --------
reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

          7.3  Recitals.  The recitals set forth at the beginning of this
               --------
Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

          7.4  Governing Law.  This Amendment shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

          7.5  No Novation.  Except as specifically set forth in section 2 of
               -----------
this Amendment, the execution, delivery and effectiveness of this Amendment shall not (a) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, Agent or any Lender under the Credit Agreement or any other Loan Document, (b) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (c) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

          7.6  Conflict of Terms.  In the event of any inconsistency between the
               -----------------
provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.


                         BORROWER:
                         --------

                         AMERISOURCE CORPORATION,
                         a Delaware corporation


                         By /s/ Kurt J. Hilzinger
                            -----------------------------

                         Name   Kurt J. Hilzinger
                              ---------------------------

                         Title  Vice President, Treasurer
                              ---------------------------

                         LENDERS:
                         -------

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Agent, a Managing Agent and a Lender


                         By /s/ Charles D. Chiodo
                            ---------------------------
                                Charles D. Chiodo
                                Duly Authorized Signatory


                         BANKERS TRUST COMPANY, as a Managing Agent, Issuing Lender and a Lender


                         By /s/ Frederic W. Thomas Jr
                            ---------------------------

                         Name   Frederic W. Thomas Jr
                              -------------------------

                         Title  Vice President
                               ------------------------


                         BANKAMERICA BUSINESS CREDIT, INC., as a Co-Agent and a Lender


                         By /s/ George Markowsky
                            ---------------------------

                         Name   George Markowsky
                              -------------------------

                         Title  Vice President
                               ------------------------


                         HELLER FINANCIAL, INC., as a Co-Agent
                         and as a Lender


                         By /s/ John Cappenella
                            ---------------------------

                         Name   John Cappenella
                              -------------------------

                         Title  Vice President
                               ------------------------

                         BANK OF NEW YORK COMMERCIAL CORPORATION, as a Lender


                         By /s/ Anthony Viola
                            -----------------------------

                         Name   Anthony Viola
                              ---------------------------
                         Title  Vice President
                               --------------------------


                         BANK OF MONTREAL, as a Lender


                         By /s/ Irene M. Geller
                            -----------------------------

                         Name   Irene M. Geller
                              ---------------------------

                         Title  Director
                               --------------------------


                         BOT FINANCIAL CORPORATION, as a Lender


                         By /s/ Willian R. York, Jr.
                            -----------------------------

                         Name   Willian R. York, Jr.
                              ---------------------------

                         Title  Senior Vice President
                               --------------------------


                         THE CIT GROUP/BUSINESS CREDIT, INC.,
                         as a Lender


                         By /s/ Cyril A. Prince
                            -----------------------------

                         Name   Cyril A. Prince
                              ---------------------------

                         Title  Vice President
                               --------------------------


                         CORESTATES BANK, N.A., as a Lender


                         By /s/ Sherri A. Williams
                            -----------------------------

                         Name   Sherri A. Williams
                              ---------------------------

                         Title  Assistant Vice President
                               --------------------------

                         THE FIRST NATIONAL BANK OF BOSTON,
                         as a Lender


                         By /s/Willian C. Purinion
                            ---------------------------

                         Name Willian C. Purinion
                              -------------------------

                         Title Vice President
                               ------------------------


                         GIROCREDIT BANK AKTIENGESELLSCHAFT
                         DER SPARKASSEN, GRAND CAYMAN ISLAND
                         BRANCH, as a Lender


                         By
                            ___________________________

                         Name
                              _________________________

                         Title
                               ________________________

                         MERIDIAN BANK, as a Lender


                         By /s/Patrick B. Trainor
                            ---------------------------

                         Name Patrick B. Trainor
                              -------------------------

                         Title Assistant Vice President
                               ------------------------

                         LASALLE NATIONAL BANK, as a Lender


                         By /s/Christopher G. Clifford
                            ---------------------------

                         Name Christopher G. Clifford
                              -------------------------

                         Title Senior Vice President
                               ------------------------

                         NATIONSBANK OF GEORGIA, N.A.,
                         as a Lender


                         By
                            ___________________________

                         Name
                              _________________________

                         Title
                               ________________________


                         SANWA BUSINESS CREDIT CORPORATION,
                         as a Lender


                         By /s/Peter L. Skavia
                            ---------------------------

                         Name Peter L. Skavia
                              -------------------------

                         Title Vice President
                               ------------------------


                         SHAWMUT CAPITAL CORPORATION,
                         as a Lender


                         By
                            ___________________________

                         Name
                              _________________________

                         Title
                               ________________________

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